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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
         Securities Exchange Act of 1934 (Amendment No.______________ )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[X]  Soliciting Material Pursuant to Section 240.14a-12


                              JANUS INVESTMENT FUND
                              ---------------------
                (Name of Registrant as Specified In Its Charter)


    -----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         1) Title of each class of securities to which transaction applies:

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         2) Aggregate number of securities to which transaction applies:

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         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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         4) Proposed maximum aggregate value of transaction:

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         5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid:

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         2) Form, Schedule or Registration Statement No.:

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         3) Filing Party:

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         4) Date Filed:

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PERSONS WHO ARE TO RESPOND TO THE COLLECTION OF INFORMATION CONTAINED IN THIS
FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.
SEC 1913 (04-05)
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October 23, 2006

Re: JanusINTECH Institutional Money Market Funds Update

Dear Shareholder:

I want to update you on a recent Janus filing with the SEC. The Board of Trustees of Janus Money Market Fund and Janus Government Money Market Fund (collectively, the "Funds") is recommending that shareholders approve a Plan that authorizes the reorganization of the Funds' Institutional Shares and Service Shares. The purpose of the reorganization is to exchange the Funds' Institutional and Service Shares of Janus' retail fund investor structure for corresponding series of a new fund in Janus' institutional structure. Details are as follows:
   o The proposed reorganization requires shareholder approval. Shareholders of record as of October 20th will be asked to approve this reorganization via proxy. Our proxy solicitor, Computershare Fund Services, is expected to begin proxy activity on or around November 6, 2006.
   o The proposed reorganization is intended to maintain the status quo for shareholders so that after the reorganization you will have the same account value, and your new fund will have the same investment objective, policies and strategies, and portfolio managers of the current Funds.
   o The fee structure of the new funds will be identical to current Funds; however, assets will be lower immediately following the reorganization.
   o After the reorganization, shareholders will have substantially the same shareholder rights and privileges.
   o The proposal to reorganize the Institutional and Service Shares is expected to better align the needs of institutional investors, enhance Janus Capital's distribution capabilities and create a more efficient product line.

Janus plans to file a definitive proxy statement with the Securities and Exchange Commission (the "SEC") on behalf of Janus Investment Fund (the "Trust"). INVESTORS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors may obtain a free copy of the proxy statement (when available) and other documents filed by Janus with the SEC at the SEC's website at http://www.sec.gov. Free copies of the proxy statement, once available, may also be obtained from JanusINTECH at www.janusintech.com.

Information concerning persons who may be considered participants in the solicitation of the Funds' shareholders is set forth in the preliminary Proxy Statement filed by the Trust with the SEC on October 20, 2006 and available at the SEC's website at http://www.sec.gov.

If you have any questions, please call 1-800-29JANUS (1-800-295-2687). Thank you for your continued support and trust in JanusINTECH Institutional Asset Management.

Best Regards,

Bill Crist
Managing Director
Institutional Cash Management


PLEASE CONSIDER THE CHARGES, RISKS, EXPENSES AND INVESTMENT OBJECTIVES CAREFULLY BEFORE INVESTING OR RECOMMENDING TO CLIENTS FOR INVESTMENT. FOR A PROSPECTUS CONTAINING THIS AND OTHER INFORMATION, PLEASE CALL JANUS AT 1-800-29JANUS (1-800-295-2687). READ IT CAREFULLY BEFORE YOU OR YOUR CLIENTS INVEST OR SEND MONEY.

AN INVESTMENT IN A MONEY MARKET FUND IS NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. ALTHOUGH THE FUND SEEKS TO PRESERVE THE VALUE OF YOUR INVESTMENT AT $1.00 PER SHARE, IT IS POSSIBLE TO LOSE MONEY BY INVESTING IN THE FUND.

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FOR INSTITUTIONAL INVESTOR USE ONLY / NOT INTENDED FOR PUBLIC VIEWING OR
DISTRIBUTION
JanusINTECH Institutional Asset Management is the institutional business arm of Janus Capital Group; Janus Capital Management, LLC serves as the investment adviser and on certain products INTECH serves as the sub-adviser.

Funds distributed by Janus Distributors LLC (10/06)

C-1006-328  1-15-07